NorthWestern Corporation d/b/a NorthWestern Energy 125 S. Dakota Avenue Sioux Falls, SD 57104-6403 www.northwesternenergy.com
News Release FOR IMMEDIATE RELEASE	NASDAQ-GS: NWEC

Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com	Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NorthWestern Declares Dividend of 31 Cents Per Share

SIOUX FALLS, S.D. – Feb. 28, 2007 – NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ-GS: NWEC) today reported that its Board of Directors has declared a quarterly cash dividend on its common stock of 31 cents per share. The dividend is payable on March 31, 2007, to common stockholders of record as of March 15, 2007.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 640,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

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